UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 25, 2012 (May 10, 2012)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Amendment to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 18, 2012 (the "Original Form 8-K"), to amend the disclosures provided in Item 5.07 of the Original Form 8-K.  The Registrant is correcting a transposition error in the reported number of votes cast by Shareholders for the appointment of KPMG LLP as the Registrant's independent registered public accounting firm for 2012.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Norfolk Southern Corporation's Annual Meeting of Shareholders was held on Thursday, May 10, 2012.  The following persons were elected to the Board of Directors for a term of one year:

	FOR	AGAINST	ABSTAIN
Gerald L. Baliles	225,607,649	7,207,514	707,195
Erskine B. Bowles	224,860,445	7,861,547	800,367
Robert A. Bradway	231,008,033	1,770,587	743,739
Wesley G. Bush	230,801,323	1,967,014	754,021
Daniel A. Carp	226,884,129	5,827,211	811,018
Karen N. Horn	210,206,445	22,433,477	882,437
Steven F. Leer	222,617,084	10,155,307	749,968
Michael D. Lockhart	231,194,697	1,572,071	755,590
Charles W. Moorman	226,144,004	6,614,200	764,154
J. Paul Reason	230,773,855	2,010,033	738,471

Shareholders ratified the appointment of KPMG LLP as Norfolk Southern's independent registered public accounting firm for 2012.  Shareholders cast 273,398,669 votes for the appointment, 3,331,562 votes against the appointment and abstained from casting 705,434 votes on the appointment of the independent registered public accounting firm.

Shareholders approved, on an advisory basis, the compensation of Norfolk Southern's Named Executive Officers.  Shareholders cast 216,958,959 votes for the approval, 14,807,513 votes against the approval, and abstained from casting 1,755,887 votes on the approval of the compensation of Norfolk Southern's Named Executive Officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                                    /s/ Howard D. McFadden

                                                            Name:  Howard D. McFadden
                                                            Title:    Corporate Secretary

Date:  October 25, 2012